Exhibit 99(a)(1)(D)

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Stock Option Exchange Program
Offer Opens Wednesday, August 4, 2010
Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time
Welcome to the Silicon Image Stock Option Exchange Program website!
Please enter your User ID and Password. Your User ID was provided to you in the Option Exchange announcement email. Use your employee number as your initial Password. Your employee number can be found on your badges and on your paychecks. It is listed at the top of the paycheck and is identified as "File." Additionally, you can view your record in Employee Self Service by clicking on PTO Balance or Personal Information Change. Your employee number will appear under Employee Number near the top right corner of the screen. You will be required to reset your Password during your initial login.
If you have misplaced or did not receive your Password, or you do not remember your Password, click here.
User ID:
(Not Case Sensitive)
Password:
(Case Sensitive)
ENTER
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Welcome Page

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Stock Option Exchange Program

Offer Opens Wednesday, August 4, 2010

Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time

Welcome:

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Learn

We urge you to read the following materials, which provide detailed information about the Stock Option Exchange Program. Click on the links below to learn more.

• Offer to Exchange

• FAQs

• Employee Presentation Materials

• Schedule TO-Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 32 days left to make, withdraw or change your election. Use the links below to view and/or make an election.

View/Make My Election

Need Help?

If you have any questions about the exchange program, please call Thao Dinh, our Global Compensation Manager, at (408) 616-4144 or email her at thao.dinh@siliconimage.com.

Change Your Password

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Make My Election Page

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ViewElect

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Stock Option Exchange Program
Offer Opens Wednesday, August 4, 2010
Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time

Welcome:

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Make My Election (Step 1 of 4)

Your participation in the offer is voluntary. If you wish to participate, select "Yes" in the Election column next to each eligible option grant that you elect to tender in exchange for RSUs.

If you do not want to tender one or more of your eligible options for exchange, select "No" in the Election column for those particular options.

If you do not select "Yes" with respect to an eligible option, your election with respect to that option will default to "No". In that event, the eligible option will not be exchanged.

You may not tender only a portion of an eligible option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO – Tender Offer Statement

Original Option								Replacement RSUs			
				(1)					(2)	(3)	
Option Grant Number	Plan/Option Type	Option Grant Date	Exercise Price Per Share	Options Outstanding	Options Vested	Options Unvested	Exchange Ratio	RSUs in Exchange	RSUs with 1 Year Vesting Schedule	RSUs with 2 Year Vesting Schedule	Election
	1999/NQ	09/10/02	$4.44	25,000	25,000	0	3.85:1	6,494	6,494	0	○ Yes ◉ No

Note: (1) The number of options outstanding, vested and unvested reflects information through August 31, 2010.

(2) The number of RSUs vesting on the one year anniversary of the grant date is equal to 100% of the RSUs received for vested options and 50% of the RSUs received for unvested options.

(3) The number of RSUs vesting on the two year anniversary of the grant date is equal to 50% of the RSUs received for unvested options.

Need Help?

If you have any questions about the exchange program, please call Thao Dinh, our Global Compensation Manager, at (408) 616-4144 or email her at thao.dinh@siliconimage.com.

Cancel | Continue

Done

Make My Election (Step 2 of 4)

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Stock Option Exchange Program

Offer Opens Wednesday, August 4, 2010

Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time

Welcome:

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Make My Election (Step 2 of 4)

You have made the following election with respect to your eligible options:

Original Option

Replacement RSUs

(1)

(2)

(3)

Option Grant Number

Plan/Option Type 1999/NQ

Option Grant Date 09/10/02

Exercise Price Per Share $4.44

Options Outstanding 25,000

Options Vested 25,000

Options Unvested 0

Exchange Ratio 3.85:1

RSUs in Exchange 6,494

RSUs with 1 Year Vesting Schedule 6,494

RSUs with 2 Year Vesting Schedule 0

Election Yes No

Cancel Continue

Need Help?

If you have any questions about the exchange program, please call Thao Dinh, our Global Compensation Manager, at (408) 616-4144 or email her at thao.dinh@siliconimage.com.

Done

Submit My Election (Step 3 of 4)

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Agreement

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Stock Option Exchange Program

Offer Opens Wednesday, August 4, 2010

Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time

Welcome:

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Submit My Election (Step 3 of 4)

I acknowledge and agree that my Election is subject to the terms, conditions and restrictions contained in the Offering Materials.

Email Address:

Employee ID:

An e-mail will he sent to the e-mail address above confirming your election after you select the “I Agree” button below.

Cancel

I Agree

Need Help?

If you have any questions about the exchange program, please call Thao Dinh, our Global Compensation Manager, at (408) 616-4144 or email her at thao.dinh@siliconimage.com.

Print Election Confirmation (Step 4 of 4)

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Stock Option Exchange Program
Offer Opens Wednesday, August 4, 2010
Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time

Welcome: Home Logout

Print Election Confirmation (Step 4 of 4)

Your Election has been recorded as follows:

Original Option								Replacement RSUs			
					(1)				(2)	(3)	
Option Grant Number	Plan/Option Type	Option Grant Date	Exercise Price Per Share	Options Outstanding	Options Vested	Options Unvested	Exchange Ratio	RSUs in Exchange	RSUs with 1 Year Vesting Schedule	RSUs with 2 Year Vesting Schedule	Election
	1999/NQ	09/10/02	$4.44	25,000	25,000	0	3.85:1	6,494	6,494	0	No

Note: (1) The number of options outstanding, vested and unvested reflects information through August 31, 2010.

(2) The number of RSUs vesting on the one year anniversary of the grant date is equal to 100% of the RSUs received for vested options and 50% of the RSUs received for unvested options.

(3) The number of RSUs vesting on the two year anniversary of the grant date is equal to 50% of the RSUs received for unvested options.

Please print and keep a copy of this Election Confirmation page for your records. The printed copy of this Election Confirmation will provide evidence that you submitted your Election.

Print A Confirmation | Logout | Return To Welcome Page

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Printable Page

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Silicon Image Option Exchange Program - Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID # :

Date:

Original Option								Replacement RSUs			
				(1)					(2)	(3)	
Option Grant Number	Plan/Option Type	Option Grant Date	Exercise Price Per Share	Options Outstanding	Options Vested	Options Unvested	Exchange Ratio	RSUs in Exchange	RSUs with 1 Year Vesting Schedule	RSUs with 2 Year Vesting Schedule	Election
	1999/NQ	09/10/02	$4.44	25,000	25,000	0	3.85:1	6,494	6,494	0	No

Note: (1) The number of options outstanding, vested and unvested reflects information through August 31, 2010.

(2) The number of RSUs vesting on the one year anniversary of the grant date is equal to 100% of the RSUs received for vested options and 50% of the RSUs received for unvested options.

(3) The number of RSUs vesting on the two year anniversary of the grant date is equal to 50% of the RSUs received for unvested options.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records. This will serve as your election confirmation statement in the event that our system does not register your election or provide you with an email election confirmation statement. If you do not receive an email confirming your election within two business days after your submission, please forward a copy of your printed election confirmation statement to Michael Macalintal via facsimile at (408) 616-4051 or e-mail at michael.macalintal@siliconimage.com (via PDF or similar imaged document file), before 9:00 p.m., Pacific Time, on August 31, 2010, unless we extend the offer

Done

If you don’t Print

VBScript: Confirm Print X

(i) Have you printed the Confirmation Page?

If not, select “No” and then “Yes” on the next screen.

Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser’s File Menu.

Yes No

VBScript: Confirm Print X

(i) We strongly recommend you Print a Confirmation before leaving this page,

To print this page press CTRL+P on the keyboard or select the Print Option from your browser’s File Menu.

If you want to stay at this page click Yes. If you want to continue with your action click No,

Yes No

Change Password Page



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Silicon Image
Stock Option Exchange Program
Offer Opens Wednesday, August 4, 2010
Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time
To change your password, fill in the fields below and then click "Update". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character.
Enter User ID:
Enter Old Password:
Enter New Password:
Re-enter New Password:
Update
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Forgot Password Screen (Request Temporary Password)


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Silicon Image
Stock Option Exchange Program
Offer Opens Wednesday, August 4, 2010
Offer Closes Tuesday, August 31, 2010 at 9 p.m. Pacific Time
To reset your account and/or generate a new temporary password, please enter your User ID and answer all security questions below and submit. A temporary password will be sent to your email address. Once you enter the site with the new password you will be prompted to change your password.
Enter your User ID?
What city do you live in?
What country do you live in? Please spell out the name of the country, for example if you live in the US, please answer United States.
Submit
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